EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in this Registration Statement on Form S-8 for the Digital Equipment Corporation 1981 International Employee Stock Purchase Plan of our reports dated
    July 26, 1994, on our audits of the consolidated financial statements and financial statement schedules of Digital Equipment Corporation as of July 2, 1994 and July 3, 1993 and for each of the three years in the period ended July 2, 1994, which reports are contained in or incorporated by reference in the Corporation's Annual Report on Form 10-K.
                                         /s/ Coopers & Lybrand L.L.P.
    Boston, Massachusetts
    November 14, 1994                    Coopers & Lybrand L.L.P.